United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 30, 2023

Pineapple Energy Inc.

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

001-31588	41-0957999
(Commission File Number)	(I.R.S. Employer Identification No.)

10900 Red Circle Drive Minnetonka, MN	55343
(Address of Principal Executive Offices)	(Zip Code)

(952) 996-1674

Registrant’s Telephone Number, Including Area Code

Securities registered pursuant to Section 12(b) of the Act

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value, $.05 per share	PEGY	The Nasdaq Stock Market, LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.

On July 7, 2023, Pineapple Energy Inc. (the “Company”) issued a press release reporting an asset sale, as further described below. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 8.01.	Other Events.

On June 30, 2023, the Company sold substantially all of the assets of its legacy non-core subsidiaries, JDL Technologies, Incorporated (“JDL”) and Ecessa Corporation (“Ecessa”), to TheIPGuys.net LLC doing business as OneNet Global (the “Transaction”), for $1.3 million, subject to certain adjustments. As previously disclosed, the Company had been working to divest JDL and Ecessa as part of its legacy operations, as required by the Agreement and Plan of Merger dated March 1, 2021, as amended by an Amendment No. 1 to Merger Agreement dated December 16, 2021 (collectively the “Merger Agreement”), pursuant to which the Company merged with Pineapple Energy LLC on March 28, 2022. The Company met the criteria to report the operations of the JDL and Ecessa businesses as discontinued operations beginning in the fourth quarter of 2022.

As previously disclosed, the Merger Agreement also included the execution of contingent value rights (“CVR”) agreements, which entitle the holders of the CVRs to receive a portion of the cash, cash equivalents, investments and net proceeds of any divestiture, assignment, or other disposition of all legacy assets of JDL and Ecessa. The Company is in the process of determining the final amount of sale proceeds from the Transaction, net of commissions, fees, closing expenses, escrows and any reserves required under the Merger Agreement, that will be distributed to the CVR holders, which is expected to be completed in the quarter ending September 30, 2023.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press release, dated July 7, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATUREs

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PINEAPPLE ENERGY INC.

	By:	/s/ Kyle J. Udseth
Kyle J. Udseth, Chief Executive Officer

Date: July 7, 2023